UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 CityWest Boulevard Suite 500 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2010, Robert W. Stockton, the Executive Vice President and Chief Financial Officer of Omega Protein Corporation, a Nevada corporation (the “Company”), entered into a separation agreement and release with the Company pursuant to which he will retire from all positions with the Company and its subsidiaries, effective December 31, 2010. Under the separation agreement and release, Mr. Stockton’s amended and restated executive employment agreement with the Company dated December 31, 2007, as amended, will be terminated (other than Mr. Stockton’s obligations of confidentiality, non-competition and assignment-of-inventions to the Company), effective December 31, 2010. Also under the separation agreement and release, the Company agreed to cause any outstanding and unvested Company stock options held by Mr. Stockton to vest, and Mr. Stockton and the Company entered into a mutual release of claims.

Also on December 8, 2010, the Company entered into a consulting agreement with Mr. Stockton. The consulting agreement is for a term of two years commencing on January 1, 2010, and provides for an monthly consulting fee of $8,333.33 ($100,000.00 per year). Mr. Stockton will also be reimbursed for business expenses in accordance with Company policy. Mr. Stockton will be an independent contractor of the Company, will provide consulting services to the Company for a maximum of eight hours per week and will not be eligible to participate in the Company’s employee health and welfare or other benefit plans.

The foregoing descriptions of the agreements with Mr. Stockton do not purport to be complete and are qualified in their entirety by reference to the separation agreement and release and the consulting agreement, respectively, which are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

The Board of Directors appointed Bret D. Scholtes as Senior Vice President and Chief Financial Officer, effective January 1, 2011. Mr. Scholtes currently serves as the Company’s Senior Vice President – Corporate Development, a position he has held since April 2010. From 2006 to April 2010, Mr. Scholtes served as Vice President – Origination at GE Energy Financial Services, a global energy investment firm. Prior to this, Mr. Scholtes held finance positions with two publicly traded energy companies. He also has 5 years of public accounting experience. Mr. Scholtes holds a B.S. in Accounting from the University of Missouri, and a M.B.A. from New York University.

On December 9, 2010, Gregory Toups, the Company’s Vice President and Controller, was awarded a cash bonus of $100,000 by the Company. The bonus is expected to be paid in December 2010.

Item 7.01.	Regulation FD Disclosure

On December 8, 2010, the Company issued a news release which reported the above information.

A copy of the release is set forth as Exhibit 99.1 attached hereto.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information in Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, now shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

10.1	Separation Agreement and Release between the Company and Robert W. Stockton dated December 8, 2010.

10.2	Consulting Agreement between the Company and Robert W. Stockton dated December 8, 2010.

99.1	Press Release of the Company dated December 8, 2010, entitled “Omega Protein Appoints New Chief Financial Officer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: December 9, 2010	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary